UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 19, 2014 (August 13, 2014)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1831 Michael Faraday Drive, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2014, Learning Tree International, Inc. (the “Company”) received notice (the “Notice”) from The NASDAQ Stock Market LLC (“Nasdaq”) that the Company is not in compliance with Rule 5450 of the Nasdaq Listing Rules (the “Listing Rules”). Rule 5450 of the Listing Rules requires a company to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing on The Nasdaq Global Market (the “Global Market”). The Company reported stockholders’ equity of $9,649,000 in its quarterly report on Form 10-Q for the period ended June 27, 2014, and no longer complies with Rule 5450 of the Listing Rules.

The Listing Rules provide a period of 45 calendar days after receiving the Notice for the Company to submit a plan to regain compliance with the requirement for a minimum stockholders’ equity. In determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within Nasdaq’s review period, the Company’s overall financial condition and its public disclosures. If the Company’s plan, if any, were to be accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq were not to accept the plan, the Company would have the opportunity to appeal that decision to a Hearings Panel under Rule 5815 of the Listing Rules. Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market (the “Capital Market”), provided it then meets the Capital Market’s listing requirements.

In July 2014, the Company announced that it had entered into a Purchase and Sale Agreement providing for the sale of the Company’s headquarters located in Reston, Virginia for an aggregate purchase price of $10,200,000 (the “Sale Transaction”).  If the Sale Transaction is completed, the purchase price received by the Company is expected to result in the Company’s stockholders’ equity exceeding $10,000,000 as of the fiscal year ending October 3, 2014. The consummation of the Sale Transaction by the Company remains subject to the satisfaction of closing conditions and, therefore, there is no assurance that the Sale Transaction will be consummated.

The Company intends to consider all available options to regain compliance with the Global Market listing requirements. There can be no assurance that the Company will develop a plan to regain compliance with Rule 5450, that Nasdaq will accept such plan, that any such plan will be successful, that the Company will appeal any determination by Nasdaq to reject the plan, that Nasdaq will grant any such appeal, that the Company will meet the listing requirements of the Capital Market, or that the Company will be able to regain or subsequently maintain compliance with the requirements for continued listing under the Listing Rules for the Global Market or the Capital Market (including, but not limited to, with respect to the failure to maintain a minimum stockholders’ equity). Failure to maintain listing on Nasdaq of the Company’s common stock may have a material adverse effect on the price or liquidity of the common stock.

Disclosures About Forward-Looking Statements

Certain statements set forth in this Current Report on Form 8-K relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, references regarding the possibility that the Company may be able to develop a plan to regain compliance with the listing requirements, its right to appeal any Nasdaq determination and any implication that the Company may request continued listing are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 19, 2014	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President